UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2023

TEGNA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-06961	16-0442930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8350 Broad Street, Suite 2000, Tysons, Virginia 22102-5151

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (703) 873-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 4, 2023, the Board of Directors of TEGNA Inc. (the “Company”) adopted the following special cash retention and restricted stock unit awards, subject to the provisions of the Cash Retention Award Agreement and Restricted Stock Unit Award Agreement, the forms of which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K:

Name and Title	Cash Retention Award (1)	RSU Award (2)	Total
David T. Lougee President and Chief Executive Officer	$2,400,000	$3,600,000	$6,000,000

Lynn B. Trelstad Executive Vice President and Chief Operating Officer – Media Operations	$600,000	$900,000	$1,500,000

Clifton A. McClelland Senior Vice President, Controller	$300,000	$450,000	$750,000

(1)

The cash retention awards will be paid in two equal installments provided that the executive remains in continuous employment with the Company or any of its subsidiaries through August 6, 2024, for the first cash retention payment and through August 6, 2025, for the second cash retention payment. Grantees will be eligible for, and the Company will pay to them, to the extent not previously paid, both of the cash retention payments if, before August 6, 2025, the Company terminates employment with the Company or its affiliates without Cause (as such term is defined in the Cash Retention Award Agreement), employment is terminated by reason of permanent disability (as determined under the Company’s Long Term Disability Plan) or grantee terminates employment for Good Reason (as such term is defined in the Cash Retention Award Agreement).

(2)

The restricted stock units (“RSUs”) entitle the grantee to receive one share of the Company’s common stock for each RSU granted. The number of RSU’s will be calculated based on the opening price of the Company’s common stock on August 7, 2023. The RSU’s will vest 50% on August 6, 2024, and 50% on August 6, 2025, provided that the executive remains in continuous employment with the Company or any of its subsidiaries until each such date. Unvested RSUs under each of the grants are subject to forfeiture upon the occurrence of certain events related to termination of employment. The grants can vest, on a pro rata basis, at an earlier date upon death or permanent disability (as determined under the Company’s Long Term Disability Plan) of the recipient of the award. Under the terms of the Restricted Stock Unit Award Agreement, grants become fully vested in the event of a termination without Cause or a termination for Good Reason within the 24-month period following a Change in Control (as each term is defined in the Restricted Stock Unit Award Agreement).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed or furnished, as appropriate, as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Cash Retention Award Agreement.

10.2	Form of Restricted Stock Unit Award Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2023	TEGNA Inc.

	By:	/s/ Marc S. Sher
Marc S. Sher
Vice President, Associate General Counsel and Secretary